UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

CEA INDUSTRIES INC.
(Name of Registrant as Specified In Its Charter)

YZILABS MANAGEMENT LTD. CHANGPENG ZHAO MAX S. BAUCUS DAVID J. CHAPMAN TERESA MARIE GOODY GUILLÉN JIAJIN “JANE” HE ALEX ODAGIU MATTHEW ROSZAK LING “ELLA” ZHANG
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

YZILabs Management Ltd. (“YZi Labs Management”), together with the other participants named herein, has filed a preliminary consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission (the “SEC”) to be used to solicit stockholder written consents to, among other things, expand the size of the Board of Directors (the “Board”) of CEA Industries Inc., a Nevada corporation (the “Company”) and elect certain persons nominated for election to the Board.

Item 1: On January 8, 2026, Cointelegraph published an article, which was posted on Cointelegraph’s website and included the following statements from YZi Labs Management:

In a statement shared with Cointelegraph, a YZi spokesperson confirmed that its top priorities are to protect CEA Industries (BNC) shareholder rights and to “promote the integrity and the value of the BNB ecosystem” in a manner that is compliant with the SEC requirements on filings and disclosures.

“We appreciate Cointelegraph and the community’s continued attention to our public announcements and SEC filings,” the spokesperson said.

Source: Cointelegraph. Cointelegraph is not a party to and has not endorsed YZi Labs Management’s proxy solicitation and has not consented to the use of the article in YZi Labs Management’s proxy solicitation.

Christina Comben for Cointelegraph.

Item 2: Also on January 8, 2026, Ella Zhang posted the following materials to social media:

Post

**Ella Zhang**
@ellazhang516

BNC will become another MSTR with the right leadership.

We will get there.

> **YZi Labs** @yzilabs · Jan 6
>
> When leadership uses poison pills to block accountability and intends to pivot strategy without shareholder consent, the trust is broken.
>
> We're taking action to protect $BNC shareholders and refocus on the original BNB strategy....

12:45 AM · Jan 8, 2026 · **36.7K** Views

46 17 242 15

Read 46 replies

← **Post**

**YZi Labs**
@yzilabs

When leadership uses poison pills to block accountability and intends to pivot strategy without shareholder consent, the trust is broken.

We're taking action to protect $BNC shareholders and refocus on the original BNB strategy.

Accountability is not optional. 👇

> **YZi Labs** @yzilabs · Jan 6
>
> 
> Article
>
> **YZi Labs Responds to Adoption of Poison Pill and Defensive Bylaw Amendments by CEA Industries**
>
> Expresses Disappointment in the Board's Apparent Focus on Entrenchment Rather Than Stockholder Interests
> Calls on the Board to Avoid Further Manipulative Behavior and to Guarantee a Free and Fair...

11:37 PM · Jan 6, 2026 · **69.1K** Views

57 · 32 · 154 · 13

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

YZILabs Management Ltd. (“YZi Labs Management”), together with the other participants named herein (collectively, “YZi Labs”), has filed a preliminary consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission (“SEC”) to be used to solicit stockholder written consents to, among other things, expand the size of the Board of Directors (the “Board”) of CEA Industries Inc., a Nevada corporation (the “Company”) and elect certain persons nominated for election to the Board.

YZI LABS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT STATEMENT AND OTHER CONSENT MATERIALS, INCLUDING A WHITE CONSENT CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS CONSENT SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the consent solicitation are expected to be YZi Labs Management, Changpeng Zhao, Max Baucus Sieben, David James Chapman, Marie Teresa Goody Guillené, Jiajin He, Alex Odagiu, Matthew Roszak and Ling Zhang (collectively, the “Participants”).

As of the date hereof, YZi Labs Management directly beneficially owns 2,150,481 shares of common stock, par value $0.00001 per share (the “Common Stock”). As of the date hereof, YZi Labs Management holds (i) 7,750,510 shares of Common Stock underlying certain Pre-Funded Warrants (the “Pre-Funded Warrants”), (ii) 9,900,991 shares of Common Stock underlying certain Stapled Warrants (the “Stapled Warrants”) and (iii) 3,564,359 shares of Common Stock underlying certain Strategic Advisor Warrants (the “Strategic Advisor Warrants”). Each of the Pre-Funded Warrants, the Stapled Warrants and the Strategic Advisor Warrants either provide that, or the holder has elected that, the holder shall not have the right to exercise any portion of any such warrants to the extent that after giving effect to such issuance after exercise, such holder and certain of its affiliates would be deemed to beneficially own, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, more than 4.99% of the Company’s then outstanding shares of Common Stock (the “Beneficial Ownership Limitations”). As of the date hereof, none of YZi Labs Management’s Pre-Funded Warrants, Stapled Warrants or Strategic Advisor Warrants are currently exercisable, and are not expected within 60 days to be exercisable due to the Beneficial Ownership Limitations. Mr. Zhao, as the sole director of YZi Labs Management, may be deemed the beneficial owner of the 2,150,481 shares of Common Stock directly owned by YZi Labs. As of the date hereof, Ms. He may be deemed to beneficially own 2,099,644 shares of Common Stock, including 1,188,120 shares of Common Stock underlying certain Stapled Warrants, and Mr. Odagiu may be deemed to beneficially own 4,918 shares of Common Stock. As of the date hereof, each of Messrs. Baucus, Chapman and Roszak, and Mses. Goody Guillen and Zhang do not beneficially own any shares of Common Stock.